UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2018

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Farnsworth Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (617) 443-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
As previously disclosed in our Form 10-K for the year ended December 31, 2017, we were required to adopt several new accounting standards effective as of January 1, 2018. In addition, we voluntarily changed one accounting principle. Except as noted below, each of the accounting changes either required or provided the option to present the change on a retrospective basis. Therefore, our financial statements beginning in the first quarter of 2018 will reflect both current and historical comparable periods on this new basis reflective of these retrospective accounting changes.

A summary of the changes effective as of January 1, 2018 are as follows:

•
A new revenue standard, Accounting Standards Update (ASU) No. 2014-09 (and related amendments, which are jointly referred to as ASC 606 or the new revenue standard below), which replaced most previous revenue guidance.

•	A new pension and benefit cost standard, ASU No. 2017-07, which required a change in the presentation of non-operating pension and benefit costs on the income statement.

•	A new cash flows related standard, ASU No. 2016-18, which resulted in a reclassification of restricted cash balances.

•
A new cash flows related standard, ASU No. 2016-15, which resulted in a reclassification of certain securitization-related cash inflows to be reclassified from operating activities to investing activities.

•
A new income tax related standard, ASU No. 2016-16, which eliminated the deferral of tax effects of intra-entity asset transfers other than inventory and was reflected as an adjustment to our January 1, 2018 retained earnings.

•
We elected to simplify our inventory cost accounting assumption from last-in, first-out (LIFO) to first-in, first-out (FIFO) basis for those U.S. inventories that were previously measured on a LIFO basis. We are now on a more consistent basis of measurement for our inventories.

•	While not a change in accounting, we elected to reclassify other income from total revenue within our statement of earnings to clarify our financial reporting.

The following table summarizes the effect of these accounting changes on certain key performance indicators:

	Required change	Continuing Diluted EPS		Total Revenues		Earnings (loss) from continuing operations
(in millions; per-share amounts in dollars)		2017	2016	2017	2016	2017	2016
As Reported		$(0.68)	$1.00	$122,092	$123,693	$(5,748)	$9,494
Revenue related standard, ASC 606	Yes	(0.17)	(0.13)	(2,224)	(220)	(1,558)	(1,182)
Pension related standard, ASU 2017-07	Yes	—	—	—	—	—	—
Cash Flows standard, ASU 2016-18	Yes	—	—	—	—	—	—
Cash Flows standard, ASU 2016-15	Yes	—	—	—	—	—	—
Income Tax standard, ASU 2016-16	Yes	—	—	—	—	—	—
Inventory cost change from LIFO to FIFO	No	(0.01)	(0.02)	—	—	(46)	(147)
Other Income reclassification	-	—	—	(1,625)	(4,005)	—	—
U.S. tax reform effect on changes above (a)	-	(0.14)	—	—	—	(1,188)	—
As Restated (Unaudited)		$(0.99)	$0.85	$118,243	$119,469	$(8,540)	$8,165

(a) U.S. tax reform effect includes adjustments of $(0.13) to Continuing Diluted EPS and $(1,110) million to Earnings (loss) from continuing operations for the ASC 606 change and $(0.01) to Continuing Diluted EPS and $(78) million to Earnings (loss) from continuing operations for the Inventory cost change from LIFO to FIFO.

Amounts may not add due to rounding.

CHANGES EFFECTIVE AS OF JANUARY 1, 2018

ASC 606, REVENUE FROM CONTRACTS WITH CUSTOMERS

The new revenue standard requires companies to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time based on when control of goods and services transfers to a customer. As a result of the adoption of the standard, we recorded significant changes in the timing of revenue recognition and in the classification between revenues and costs. The new standard does not impact cash or the economics of our underlying customer contracts.

As a result of the adoption of the new revenue standard, our previously reported retained earnings as of January 1, 2016 decreased by $4,243 million and our previously reported revenues and earnings (loss) from continuing operations decreased by $2,224 million and $2,668 million (or $1,558 million before impact of U.S. tax reform), respectively, for the year ended December 31, 2017 and by $220 million and $1,182 million, respectively, for the year ended December 31, 2016. The effect on our statement of financial position was principally comprised of changes to our contract assets, inventories, deferred taxes, deferred income and progress collections balances resulting in an $8,317 million decrease to previously reported total assets as of December 31, 2017.

In our Form 10-K for the year ended December 31, 2017 we estimated that our 2016 and 2017 earnings per share would be lower by approximately $0.13 and $0.16 (before impact of U.S. tax reform), respectively, and we indicated that our estimates were still being finalized. Upon completion of our implementation effort, our 2016 and 2017 earnings per share is lower by $0.13 and $0.17, respectively (before impact of U.S. tax reform).

The changes to our previously reported earnings had a significant impact on our deferred tax balances, which were reflected at the tax rates in effect in the period the activity was recorded. As a result of the enactment of U.S. tax reform, we recorded $1,110 million of additional deferred income tax to reflect the restated income and deferred tax positions at the lower rate in effect in the fourth quarter of 2017, which further reduced 2017 earnings per share by $0.13.

As discussed in prior filings, some of the impacts of adopting the new revenue standard are:

Long-Term Service Agreements - For our long-term service agreements, we will continue to recognize revenue over time using percentage of completion based on costs incurred relative to total estimated costs. We will also continue to record cumulative effect adjustments resulting from changes to our estimated contract billings or costs (excluding those resulting from contract modifications as discussed below). Our accounting will be impacted by various changes in the new revenue standard including (1) accounting for contract modifications and their related impacts and (2) changes in the accounting scope and term of our contracts.

•
Modifications - Under the new revenue standard, contract modifications will generally be accounted for as if we entered into a new contract, resulting in prospective recognition of changes to our estimates of contract billings and costs. That is, cumulative effect adjustments will generally no longer be recognized in the period that modifications occur.

There was limited guidance for accounting for contract modifications under prior U.S. GAAP. As a result, our previous method of accounting for contract modifications was developed with the objective of accounting for the nature of the contract modifications. Generally, contract modifications were accounted for as cumulative effect adjustments, which reflected an update to the contract margin for the impact of the modification (i.e., changes to estimates of future contract billings and costs); however, modifications that substantially changed the economics of the arrangement were effectively accounted for as a new contract.

•
Scope and term - The new revenue standard provides more prescriptive guidance on identifying the elements of long-term service type contracts that should be accounted for as separate performance obligations. Application of this guidance, which focuses on understanding the nature of the arrangement, including our customers' discretion in purchasing decisions, has resulted in changes to the scope of elements included in our accounting model for long-term service agreements. For example, significant equipment upgrades offered as part of our long-term service agreements will generally be accounted for as separate performance obligations under the new revenue standard.

Also, the term of our contracts is now defined as the shorter of the stated term or the term not subject to unilateral termination. Over this contract term, we estimate our revenues and related costs, including estimates of fixed and variable payments related to asset utilization and related costs to fulfill our performance obligations. Historically, our accounting for long-term contracts did not reflect an expectation that a contract would be terminated prior to the stated term, particularly when the probability of termination was considered remote. Under prior U.S. GAAP, while termination rights were considered, more emphasis was placed on more likely outcomes (i.e., use of best estimates). For example, we used historical experience with similar types of contracts as well as other evidence (e.g., customer intent, economic compulsion and future plans for operating the asset) to determine the contract term for application of our accounting model.

These changes to our long-term service agreement accounting have significantly impacted all of our industrial businesses except for Renewable Energy, Healthcare, and Current and Lighting and were some of the drivers in the reduction of the related contract asset balance of $8,701 million as of December 31, 2017. While these contract asset balances have been reduced due to the accounting changes, the economics and cash impact of these contracts remain unchanged.

Aviation Commercial Engines - For Aviation Commercial engines our previous method applied contract-specific estimated margin rates, which included the effect of estimated cost improvements over time, to costs incurred to determine the amount of revenue that should be recognized. The new revenue standard will result in a significant change from our previous long-term contract accounting model. While we will continue to recognize revenue at delivery, each engine is now accounted for as a separate performance obligation, reflecting the contractually stated price and manufacturing cost of each engine. The most significant effect of this change is on our new engine launches, where the cost of earlier production units is higher than the cost of later production units driven by expected cost improvements over the life of the engine program, which will generally result in lower earnings or increased losses on our early program engine deliveries to our airframer customers. The effect of this change reduced the related contract asset balance of $1,755 million as of December 31, 2017.

All Other Large Equipment - For the remainder of our equipment businesses, the new revenue standard’s emphasis on transfer of control rather than risks and rewards has resulted in an accelerated timing of revenue recognition versus our previous accounting for certain products. While this change impacts all our businesses, our Renewable Energy business was most significantly impacted on a year over year basis with certain of their products recognized at an earlier point in time compared to historical standards. Consistent with our industry peers, certain of our businesses’ products have transitioned either to a point in time or over time recognition based on the nature of the arrangement. This change in timing of revenue had an effect on inventory, contract assets and progress collections to reflect the transfer of control at an earlier point in time.

ASU NO. 2017-07, IMPROVING THE PRESENTATION OF NET PERIODIC PENSION COST AND NET PERIODIC POSTRETIREMENT BENEFIT COST

The new pension and benefit cost standard requires the service cost component of the net periodic costs for pension and postretirement plans to be presented in the same line item in the statement of earnings as other employee-related compensation costs. The non-service related costs are now required to be presented separately from the service cost component. This change to the income statement has been reflected on a retrospective basis and had no effect on continuing or net income. The new standard also added guidance requiring entities to exclude these non-service related costs from capitalization in inventory or other internally-developed assets on a prospective basis, which is not expected to have a significant effect.

This change had no effect on our previously reported U.S. GAAP income from operations or our statements of cash flows and financial position. We are aligning our non-GAAP definition of non-operating benefit costs to the new standard and, as a result, are also adjusting certain of our previously reported non-GAAP metrics to reflect this change.

ASU NO. 2016-18, STATEMENT OF CASH FLOWS: RESTRICTED CASH

The new cash flows standard requires the changes in the total of cash and restricted cash to be presented in the statement of cash flows. In addition, when cash and restricted cash are presented on separate lines on the balance sheet, an entity is required to reconcile the totals in the statement of cash flows to the related line items in the balance sheet. While not a direct effect of the adoption of the standard, to simplify the reconciliation of the statement of cash flows to the cash balances presented in our statement of financial position, we have elected to present cash and restricted cash as a single line on the balance sheet, which resulted in an increase of $668 million and $654 million to our previously reported December 31, 2017 and December 31, 2016 cash balances, respectively. The change to our cash balances and cash flows has been reflected on a retrospective basis for all periods presented.

ASU NO. 2016-15, STATEMENT OF CASH FLOWS: CLASSIFICATION OF CERTAIN CASH RECEIPTS AND CASH PAYMENTS

The new cash flows standard provides guidance on the classification of certain cash receipts and cash payments, which is required to be reflected on a retrospective basis. As part of the adoption, we will reclassify $553 million of cash receipts from our beneficial interest in securitized trade receivables within our consolidated statement of cash flows from cash inflows from operating activities to cash inflows from investing activities for the year ended December 31, 2017 (no effect to periods prior to 2017). The ASU did not have a significant effect on our GE Industrial cash flows.

ASU NO. 2016-16, ACCOUNTING FOR INCOME TAXES: INTRA-ENTITY TRANSFERS OF ASSETS OTHER THAN INVENTORY

The new income tax standard eliminated the deferral of tax effects of intra-entity asset transfers other than inventory. As a result, the tax expense from the intercompany sale of assets, other than inventory, and associated changes to deferred taxes will be recognized when the sale occurs even though the pre-tax effects of the transaction have not been recognized as they are eliminated in consolidation. As required, this standard was adopted on a modified retrospective method, which resulted in a $464 million cumulative catch-up adjustment to increase retained earnings as of January 1, 2018 and is not reflected in periods prior to this date.

CHANGE IN INVENTORY COST METHODOLOGY

Effective January 1, 2018, we voluntarily changed the cost method of the GE U.S. inventories that were previously measured on a last-in, first-out (LIFO) basis to first-in, first-out (FIFO) basis. We believe the FIFO method is a preferable measure for our inventories as it is expected to better reflect the current value of inventory reported in the consolidated statement of financial position, improve the matching of costs of goods sold with related revenue, and provide for greater consistency and uniformity across our operations with respect to the method of inventory valuation. While this change will also require us to make a conforming change for U.S. income tax purposes, all existing GE businesses previously using LIFO are expected to be in a deflationary cost environment due to the manufacturing life cycle of the products and continuous reduction in the manufacturing costs due to better efficiencies, which would significantly decrease the tax benefit that LIFO would otherwise provide.

As required by U.S. GAAP, we have reflected this change in accounting principle on a retrospective basis, resulting in changes to the historical periods presented. The retrospective application of the change resulted in a decrease to our January 1, 2016 retained earnings of $105 million and an increase to our loss from continuing operations by $124 million and a decrease to our earnings from continuing operations by $147 million for the years ended December 31, 2017 and December 31, 2016, respectively. This change did not affect our previously reported cash flows from operating, investing or financing activities.

CHANGE IN PRESENTATION OF OTHER INCOME

While not a required change in accounting, other income will now be presented as a separate financial statement line item outside of total revenue. While other accounting changes have impacted our reported Other income, this is simply a change in presentation on our statement of earnings. Other income will remain as part of industrial segment profit.

The information above as well as within Exhibit 99 to this Current Report on Form 8-K presents, for informational purposes only, unaudited statements of earnings and segment results for the years ended December 31, 2017 and 2016 and the quarterly periods of 2017, as well as the unaudited statement of financial position for the year ended December 31, 2017 on an adjusted basis consistent with the new standards.

The information provided pursuant to this Item 8.01, including Exhibit 99, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The following exhibit is being furnished as part of this report:

Exhibit Description

99 Supplemental Financial Information of General Electric Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: April 13, 2018	/s/ Jan R. Hauser
Jan R. Hauser Vice President and Controller